Exhibit 10.1

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated effective as of January 1, 2021 (the “Effective Date”), is by and between Regional Energy Investors, LP, a Texas limited partnership d/b/a Regional Energy Management (the “Administrator”) and Energy 11, LP, a Delaware limited partnership (“E11”), Energy 11 Operating Company, LLC, a Delaware limited liability company (“E11OC” and, together with E11, the “E11 Companies”), Energy Resources 12, LP, a Delaware limited partnership (“ER12”) and Energy Resources 12 Operating Company, LLC, a Delaware limited liability company (“ER12OC” and, together with ER12, the “ER12 Companies”) (E11, E11OC, ER12 and ER12OC are sometimes collectively referred to herein as the “Company”). The Administrator and the Company are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

BACKGROUND:

A.     The Company is engaged in conducting the Business (as defined below).

B.     The Administrator employs or engages, or will employ or engage, individuals who provide administrative, advisory, financing, operating and/or professional services that are necessary and useful to the Company.

C.     The Company desires to engage the Administrator to provide such services and the Administrator desires to be engaged to provide such services, in each case in accordance with the terms hereof, and the Administrator and the Company desire to enter into this Agreement for purposes of documenting the terms and conditions upon which such services will be provided.

NOW THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINED TERMS, INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 as follows:

“Administrator” has the meaning specified in the introductory paragraph of this Agreement.

“Administrator Expenses” has the meaning specified in Section 3.1(a).

“Administrator Indemnified Parties” has the meaning specified in Section 7.l(a).

“Affiliate” means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) Controls, is Controlled by, or is under common Control with such Person.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Allocated Costs and Expenses” has the meaning specified in Section 3.2.

“Business” means the acquisition, disposition, ownership and management of oil and gas properties as a non-operator and associated financings, refinancings, mergers, acquisitions and related activities.

“Company” has the meaning specified in the introductory paragraph of this Agreement and, unless the context otherwise requires, includes any Subsidiaries of the Company.

“Company Indemnified Parties” has the meaning specified in Section 7.l(b).

“Control” (including collective meanings, “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Direct Costs and Expenses” has the meaning specified in Section 3.2.

“Effective Date” has the meaning specified in the introductory paragraph of this Agreement.

“Employee” means each employee or individual independent contractor of Administrator.

“Estimated Expense Statement” has the meaning specified in Section 3.l(b).

“Estimated Administrator Expenses” has the meaning specified in Section 3.l(b).

“Expense Statement” has the meaning specified in Section 3.l(a).

“Force Majeure Event” means any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby that cannot, despite the exercise of commercially reasonable remediation or mitigation efforts, be prevented, avoided or removed and that prevents the total or partial performance of obligations of the affected Party under this Agreement. The following causes and events (the list of which is not exhaustive) shall be considered Force Majeure Events to the extent such causes and events present the characteristics described in the preceding sentence: lack of availability of drilling and completion equipment and governmental ordered drilling, hydraulic fracturing, and other oil and gas development moratoriums and delays, the inability or delay in obtaining governmental permits, landowner restrictions and objections or lack of access to sufficient water, act of God, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, freeze, drought, excessive rainfall or other act of nature, explosion, governmental action (including changes in Laws or regulations, policies or, in each case, the enforcement thereof), governmental inaction, any strike, work stoppage or other organized labor difficulty, or any health emergency or pandemic (e.g., COVID-19).

“Governmental Authority” means any federal, national, regional, state, municipal or local government, any political subdivision or any governmental, judicial, public or statutory instrumentality, tribunal, court, arbitral panel, or other regulatory bureau, authority, body or entity having legal jurisdiction over the matter or Person in question.

“Initial Term” has the meaning specified in Section 6.1.

“Law” means any and all applicable laws, statutes, ordinances, permits, decrees, rulings, writs, injunctions, orders, codes, judgments, principles of common law, rules or regulations which are promulgated, issued or enacted by a Governmental Authority having jurisdiction.

“Liabilities” has the meaning specified in Section 7.1(a).

“Management Fee” means the annual advisory fee paid by ER12 Companies to Energy Resources 12 GP, LLC, the general partner of the ER12 Companies.

“Non-Parties” has the meaning specified in Section 9.15.

“Parties” has the meaning specified in the introductory paragraph of this Agreement.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

“Portfolio Company” means corporation, association, partnership or other business entity that is, directly or indirectly, managed or advised by the Administrator or its Affiliates (including the Company).

“Services” has the meaning set forth in Section 2.1.

“Subsidiary” means, with respect to any specified Person, any corporation, association, partnership or other business entity (a) which is controlled by such Person, or (b) the outstanding equity securities of which are entitled to more than fifty percent (50%) of the distributions therefrom and are held, directly or indirectly, by such Person.

“Term” has the meaning specified in Section 6.1.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

Section 1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Sections, paragraphs, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Sections, paragraphs, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States Dollars. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The word “or” is not exclusive. Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law or agreement (or contract) means such Law or agreement (or contract) as it may be amended from time-to-time. If an ambiguity, question of intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against either Party by virtue of the fact that its representatives have authored this Agreement or any of its terms. Any reference to an agreement or contract herein shall include any amendment, modification or replacement thereof that is in accordance with the provisions of this Agreement.

ARTICLE II

SERVICES

Section 2.1 Engagement of Administrator. Commencing on the Effective Date, the Company hereby appoints, retains and authorizes the Administrator, and the Administrator hereby accepts such appointment and agrees, to perform, or arrange to be performed, any and all day to day administrative, operating and professional services reasonably requested by and at the direction of the Company or as might be reasonably required for the effective administration and operation of the Business (collectively, the “Services”) on the terms and conditions in this Agreement. The Services shall exclude, however, the following other than providing information and data related thereto: matters concerning regulatory or legal compliance (e.g., SEC and FINRA), audits, investor relations, financing, acquisition or disposition of assets with a value of $50,000 or more, or the hiring of outside advisors, consultants, independent contractors, attorneys or experts.

Section 2.2 Management Standards. Subject to the terms hereof, the Administrator will act in material compliance with the provisions of this Agreement, and perform the Services in accordance with prudent industry practices and with a degree of care, diligence and skill of a reasonably prudent manager involved in the Services to entities involved in the identification, acquisition, disposition, ownership, finance and of oil and natural gas assets. The Administrator shall have no obligation to advance funds for the account of the Company or to pay any sums of its own in connection with the performance of the actions which it is authorized or required to take on behalf of the Company hereunder.

Section 2.3 Certain Limitations on Services. It is the intent of the Company and the Administrator to maintain the separate existence of each entity, to hold themselves out to others as separate entities and to conduct their respective businesses in a manner which respects and preserves their separate identities. Accordingly, the Administrator will provide the Services, and the Company will operate its business, consistent with this intent. Nothing in this Agreement shall prohibit the Administrator and the Company from acknowledging to Third Parties their status as parties to this Agreement.

Section 2.4 Records. The Administrator shall maintain reasonable books of account, receipts, disbursements, and all other records relating to the Services performed hereunder.

ARTICLE III

COMPANY EXPENSES AND FEES

Section 3.1 Company Expenses.

(a)     Expense Statements. The Company shall reimburse the Administrator (in the event the Administrator, at its sole option, elects to pay for same) for the costs and expenses incurred by the Administrator on behalf of the Company in connection with performing the Services, including any costs or expenses of the kind described on Exhibit A (the “Administrator Expenses”). The Administrator shall provide the Company with a statement on a regular basis setting forth such Administrator Expenses (the “Expense Statement”), and the amount noted in the Expense Statement shall be payable on demand to the Administrator and no later than the timeframe indicated in the Expense Statement (except to the extent such Administrator Expenses have been advanced by the Company to the Administrator pursuant to Section 3.l(b)).

(b)     Advance Payments to Administrator. On or prior to the first day of each calendar month, the Administrator shall deliver to the E11 Companies and the ER12 Companies a reasonable estimated statement (the “Estimated Expense Statement”) of the Administrator Expenses it expects to incur on behalf of the Company in connection with performing the Services for such calendar month (the “Estimated Administrator Expenses”), and the amount noted in the Estimated Expense Statement shall be payable to the Administrator by the E11 Companies and the ER12 Companies, as applicable, on or before the tenth (10th) day of the calendar month to which it relates. To the extent any Estimated Administrator Expenses are not incurred by the Administrator or have been reasonably disapproved by the Company, such Administrator Expenses will be credited to the Estimated Administrator Expenses payable for the immediately following month or the Administrator Expenses payable pursuant to Section 3.1. Any Estimated Administrator Expenses that are not incurred by the Administrator during the Term will be refunded to the E11 Companies or the ER12 Companies, as applicable, within 30 days after the month in which such expenses did not occur.

Section 3.2 Cost Allocation. To the extent reasonably practicable, when allocating the costs and expenses between the Portfolio Companies, the Administrator shall allocate to the Portfolio Companies the costs and expenses that are attributable to Services that are provided for the benefit such Portfolio Company (the “Direct Cost and Expenses”), including costs and expenses of (a) any of the Administrator’s personnel that are working for such Portfolio Company, or (b) financing, acquisitions, divestitures or other transactions exclusively attributable to such Portfolio Company. For all remaining costs and expenses (the “Allocated Costs and Expenses”), the percentage allocation between the Portfolio Companies shall be determined on a periodic basis (but not less than once per calendar year) by the Administrator and each Portfolio Company, in their joint good faith determination. In making such a determination, the parties will take into consideration the relative amount of time and expense the Administrator has incurred (or is expected to incur) in performing the Services for each Portfolio Company.

Section 3.3 Fees. In exchange for its services hereunder, the ER12 Companies shall pay the Administrator one-half of the Management Fee (the portion of the annual Management Fee to Administrator is currently estimated to be $545,000.00). Such fee shall be payable quarterly during the Term. The E11 Companies shall not be obligated to pay a fee hereunder.

ARTICLE IV

CONTRACT ADMINISTRATION; POWER OF ATTORNEY

Section 4.1 Contract Administration. The Services shall include negotiating, administering and terminating contracts (in each case as approved in advance by the Company), by and on behalf of the Company, in the ordinary course of Business. All such contracts shall be executed either by the Administrator in the name of the Company, pursuant to the power of attorney granted herein, or in the name of the Administrator for the benefit of the Company.

Section 4.2 Power of Attorney. By execution of this Agreement, the Company does hereby make, constitute and appoint the Administrator, and its successors, with full power of substitution, as its true and lawful attorney and agent with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file, record in the appropriate public offices and publish any and all contracts, agreements, instruments, conveyances, mortgages, deeds, notes and other documents of any kind or nature related to, arising out of or in connection with the Administrator’s performance of this Agreement, provided that such documents have been approved in advance by the Company. During the Term of this Agreement, the power of attorney granted in this Section 4.2 shall survive the bankruptcy, dissolution or other termination of the Company, shall extend and be binding upon the Company’s successors and assigns and shall continue in full force and effect regardless of the occurrence of any of the foregoing. The Company hereby agrees to be bound by any such contracts, agreements, instruments, conveyances, mortgages, deeds, notes and other documents executed or otherwise entered into by the attorney and agent acting in good faith pursuant hereto and pursuant to such power of attorney, and hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the attorney and agent taken under such power of attorney, except in cases of bad faith, gross negligence, intentional misconduct or the absence of approval in advance by the Company of the document in question.

ARTICLE V

ADDITIONAL AGREEMENTS OF ADMINISTRATOR

Section 5.1 Compliance with Laws. In the performance of the Services pursuant to this Agreement, the Administrator shall comply in all material respects with applicable Law relative to the operation of the Business and the Company’s assets. The Administrator shall use its reasonable commercial efforts to remedy any violation of any such applicable Law that comes to its attention. The Administrator shall promptly notify the Company of any material violation of applicable Law in the performance of the Services pursuant to this Agreement, and the Administrator shall transmit promptly to the Company a copy of any citation or other communication received by the Administrator setting forth any such violation.

Section 5.2 Compliance with Obligations. The Administrator, to the extent such matters are reasonably within its control, shall use diligent and reasonable efforts to cause compliance in all material respects with all terms and conditions contained in any contract, agreement, judicial, administrative or governmental order, law or ruling, lease, mortgage, deed of trust or other contractual or security instrument affecting the Business or any of the Company’s assets; provided, however, that, except as otherwise set forth herein, the Administrator shall not be required to make any payment or incur any liability on account thereof. The Administrator shall promptly notify the Company of any material violation of any such instrument or agreement in any material respect.

ARTICLE VI

TERM; TERMINATION

Section 6.1 Term. The initial term of this Agreement will begin on the Effective Date and, subject to termination in accordance with Section 6.2, shall continue until the first to occur of (a) the date that is Five (5) years after the Effective Date (the “Initial Term”) or the end of any extension thereof, and (b) the date that the Company ceases to hold, directly or indirectly, any assets whatsoever. The Initial Term will automatically be extended for additional one (1) year periods after the Initial Term (as so extended); provided, however, that following the Initial Term, any Party may terminate this Agreement upon not less than sixty (60) days’ prior written notice to all other Parties (the Initial Term together with any such extension thereafter, the “Term”). The Company or the Administrator may terminated this Agreement with immediate effect upon material breach of the Agreement by the other, which breach has not been cured within 30 days after written notice of the details of the breach.

Section 6.2 Effect of Termination. The expiration or earlier termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor that has accrued or attached prior to the expiration or earlier termination of this Agreement and the following provisions of this Agreement shall survive such termination: this Section 6.2. each of the indemnity obligations, the limitation on consequential and other damages under Section 7.4 and the other provisions of Article VII, which provisions shall survive indefinitely.

ARTICLE VII

INDEMNIFICATION; LIABILITY OF THE PARTIES

Section 7.1 Indemnification. From and after the Effective Date, the Parties will indemnify each other as follows:

(a)     Company Indemnification. The Company shall indemnify, defend, reimburse and hold harmless the Administrator and its Affiliates and their respective officers, managers, representatives, agents, members, Employees (together with the Administrator, the “Administrator Indemnified Parties”) from and against and in respect of any and all claims, liabilities, losses, costs, expenses (including reasonable attorneys’ fees and costs of investigation) or damages (collectively, “Liabilities”) incurred or suffered by an Administrator Indemnified Party in connection with, arising out of, or relating to, directly or indirectly, its performance of the Services hereunder for such Company, EVEN IF SUCH LIABILITIES AROSE IN WHOLE OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE) OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH ADMINISTRATOR INDEMNIFIED PARTY, provided, however, that such indemnity will not apply in cases in which any such Liabilities are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of the Administrator or any other Administrator Indemnified Party.

(b)     Administrator Indemnification. The Administrator shall indemnify, defend and hold harmless the Company, its Affiliates and their respective officers, directors, representatives, agents, members and employees (collectively, “Company Indemnified Parties”) from and against and in respect of any and all Liabilities incurred or suffered by a Company Indemnified Party in connection with, arising out of, or relating to, the gross negligence or intentional misconduct of the Administrator or another Administrator Indemnified Party in the Administrator’s performance of the Services.

Section 7.2 EXTENT OF INDEMNIFICATION: EXPRESS NEGLIGENCE RULE. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION, DEFENSE AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS OF SECTION 7.l REGARDLESS OF WHETHER THE ACT, OCCURRENCE OR CIRCUMSTANCE GIVING RISE TO ANY SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE) OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH INDEMNIFIED PARTY, PROVIDED, HOWEVER, THAT NO SUCH INDEMNIFICATION SHALL BE APPLICABLE TO THE EXTENT OF ANY GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF THE INDEMNIFIED PARTY.

Section 7.3 Indemnification Procedure. If any indemnified party discovers or otherwise becomes aware of an indemnification claim arising under this Agreement, such party will give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such indemnified party under this Agreement; provided, however, the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made against the indemnifying party, the indemnified party will give written notice to the indemnifying party of the commencement of such action, accompanied by a copy of all papers, if any, served with respect to the action or proceeding; provided, however, the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby.

Section 7.4 Limitation on Consequential and Other Damages. NO PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY, OR SUCH PARTY’S RESPECTIVE AFFILIATES ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEY’S FEES INCURRED IN

CONNECTION WITH DEFENDING OF SUCH DAMAGES) ARE OWED TO A THIRD PARTY AS A RESULT OF THE ACTION OR INACTION OF A PARTY OR AS PART OF ITS INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, IN WHICH CASE SUCH THIRD PARTY DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH DEFENDING AGAINST SUCH DAMAGES) SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER. SUBJECT TO THE PRECEDING SENTENCE, EACH PARTY, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES WAIVES ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS, ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.5 Administrator Liability. Subject to the rights of the Company to terminate this Agreement, in no event shall the Administrator or its Affiliates have any liability under this Agreement or applicable Law, with respect to the provision of the Services under this Agreement for any claim, damage, loss or liability sustained or incurred in connection with its provision of the Services or any breach of any provision of this Agreement regarding the standard of performance of the Administrator in performing the Services under this Agreement, except to the extent (and only to the extent) such liability is attributable to or arises from the gross negligence or intentional misconduct of any Administrator Indemnified Party, and the Company, on its own behalf and on behalf of its Affiliates, releases the Administrator and its Affiliates from such liability, except to the extent (and only to the extent) such liability is attributable to or arises from the gross negligence or intentional misconduct of any Administrator Indemnified Party. Nothing in this Section 7.5 shall be deemed to be a release by the Company or any of its Affiliates of any claims against the Administrator arising from a breach by Administrator of its obligation to pay amounts owing to the Company pursuant to the terms hereof.

Section 7.6 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE VIII

FORCE MAJEURE

If a Party is rendered unable, wholly or in part, by reason of a Force Majeure Event to perform its obligations under this Agreement, other than obligations to make payments or provide indemnification or defense when due hereunder, then such Party’s obligations shall be suspended to the extent affected by the Force Majeure Event. Any Party claiming any Force Majeure Event shall provide prompt written notice thereof to the other Parties including full particulars of such Force Majeure Event.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Time. The Parties agree that time is of the essence in the performance of this Agreement.

Section 9.2 Independent Contractor. The Administrator and the Company are independent contractors and this Agreement shall not be construed as one of partnership, agency, joint venture, or employment between the Administrator and the Company, and the rights, duties, obligations and liabilities of each of the Parties under this Agreement shall be individual, not collective or joint. As between the Parties, (a) it is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a partnership, joint venture, association or trust, (b) the Administrator is not the actual or implied agent for the Company, (c) the Administrator has the exclusive authority to control and direct the specific means, method and manner of performance of the details of the Services to be provided hereunder, and (d) subject to the other express provisions of this Agreement and the right of the Company to direct the Administrator with respect to the ends to be accomplished, the Administrator shall have the exclusive responsibility for (i) the direction and supervision of its personnel (whether employees or contractors), (ii) the salary, employee benefits, other compensation and related costs of such Administrator personnel and (iii) the collection and payment of any payroll taxes or contributions or taxes for unemployment insurance, workers’ compensation, pensions and social security for the Administrator personnel that are imposed by any Governmental Authority.

Section 9.3 Notices. All notices and communications required or permitted under this Agreement shall be in writing addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered upon the earliest of: (a) actual receipt by the Party to be notified on personal delivery; or (b) if sent via overnight delivery by reputable overnight courier (e.g., Federal Express or UPS), on the first business day after depositing with such carrier U.S. certified mail, postage prepaid, return receipt requested, then the date shown as received on the return notice. Additionally, in order to be effective, all notices must be copied by same-day email. Addresses for all such notices and communication shall be as follows:

To the Administrator:	Regional Energy Management
5815 N. Western Ave. Oklahoma City, OK 73118-1215 Attn: Anthony F. Keating, III Email: chip@keatinginv.com and michael@mallickgroup.com

To the Company:	Energy 11, LP
Energy Resources 12, LP 814 E. Main Street Richmond, VA 23201 Attn: David McKenney Phone: 804-727-6318 Email: dmckenney@applereit.com

Any Party may, upon written notice to the other Parties, change the address(es) and person(s) to whom such communications are to be directed.

Section 9.4 Cooperation. Prior to termination of this Agreement and at all times following the consummation of this Agreement, the Parties agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such documents and instruments and do, or cause to be done, such other acts and things as may reasonably be requested by any Party to this Agreement, or are otherwise necessary or advisable, to assure that the benefits of this Agreement are realized by the Parties and that the Parties carry out their obligations under this Agreement and any document or other instrument delivered pursuant hereto; provided, however, that this Section 9.4 shall in no way be construed to amend, modify or otherwise change any obligations of the Parties under any other agreements to which such Party is a party.

Section 9.5 No Third-Party Beneficiaries. Except for the indemnification rights under Article VII, nothing in this Agreement, express or implied, is intended to confer upon anyone, other than the Parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute any Person a Third Party beneficiary of this Agreement.

Section 9.6 Cumulative Remedies. Subject to the other provisions hereof, no failure on the part of any Party to this Agreement to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by any Party hereto of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

Section 9.7 Governing Law; Jurisdiction: Waiver of Jury Trial. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS RULES WHICH WOULD OTHERWISE APPLY THE LAWS OF ANOTHER JURISDICTION. EACH PARTY AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE U.S. FEDERAL OR STATE COURT WITH JURISDICTION THEREOVER IN TARRANT COUNTY, TEXAS AND (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (C) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER IT AND (D) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE EFFECTED BY MAILING A COPY THEREOF POSTAGE PREPAID, REGISTERED OR CERTIFIED WITH RETURN RECEIPT REQUESTED AT THE ADDRESS SPECIFIED IN SECTION 9.3. THE FOREGOING CONSENTS TO JURISDICTION AND SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF TEXAS FOR ANY PURPOSE EXCEPT AS PROVIDED HEREIN AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES. FURTHER, EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes any prior agreements with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations except as set forth herein.

Section 9.9 Assignment. Neither Party may assign any of its rights or delegate any of its duties under this Agreement without the express written consent of the other Party, except that the Administrator may assign any such rights or delegate any such duties to any of its Affiliates. Any assignment of rights or delegation of duties under this Agreement in violation of this section shall be void ab initio.

Section 9.10 Amendment. Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing, signed by the Party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 9.11 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the Parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added, in lieu thereof, a provision as similar in terms to such provisions as is possible to make such provision legal, valid and enforceable.

Section 9.12 Waiver. Waiver of performance of any obligation or term contained in this Agreement by any Party, or waiver by one Party of the other’s default hereunder, will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

Section 9.13 Counterparts; Facsimiles; Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. The execution and delivery of this Agreement by any Party may be evidenced by facsimile or any other electronic transmission recognized by law as a signature (including scanned documents delivered by email), which shall be binding upon all Parties.

Section 9.14 Joint Acknowledgement. This written Agreement represents the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

Section 9.15 No Other Parties/No Alter Ego. Each Party hereto recognizes that only the Parties, and not their owners, agents or representatives (collectively and individually, “Non-Parties”), are parties to this Agreement. Each Party recognizes that the Non-Parties are not the alter ego of, or otherwise responsible for, any Party and covenants never to assert to the contrary.

Section 9.16. Notwithstanding anything contained herein, the Parties agree that the scope of Services will be adjusted accordingly if a disposition of any of the assets held by either the E11 Companies or ER12 Companies should occur.

[Remainder of Page Intentionally Left Blank-Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of December 1, 2020 to be effective for all purposes as of the Effective Date.

ADMINISTRATOR:

Regional Energy Investors, LP,

a Texas limited partnership

d/b/a Regional Energy Management

By: Regional Energy GP, LLC,

a Texas limited liability company

Its: General Partner

By: /s/ Anthony F. Keating, III

Name: Anthony F. Keating, III

Title: Manager

COMPANY:

Energy 11, LP,

a Delaware limited partnership

By: Energy 11 GP, LLC

a Delaware limited liability company

Its: General Partner

By:  /s/ David S. McKenney

Name: David S. McKenney

Title: Chief Financial Officer

Energy 11 Operating Company, LLC

a Delaware limited liability company

By:  /s/ David S. McKenney

Name: David S. McKenney

Title: Chief Financial Officer

Energy Resources 12, LP,

a Delaware limited partnership

By: Energy Resources 12 GP, LLC

a Delaware limited liability company

Its: General Partner

By:  /s/ David S. McKenney

Name: David S. McKenney

Title: Chief Financial Officer

Energy Resources 12 Operating Company, LLC

a Delaware limited liability company

By:  /s/ David S. McKenney

Name: David S. McKenney

Title: Chief Financial Officer

EXHIBIT A

COSTS AND EXPENSES

The following is a list of costs and expenses of the Administrator that shall be reimbursable by the Company to the extent such costs are allocable to Services pursuant to this Agreement (with references to personnel including employees and, approved in advance by the Company, independent contractors including, without limitation, consultants):

•	Personnel salaries and bonuses
•	Personnel burdens, benefits and other perquisites
•	Pension, retirement and insurance plans
•	Unemployment, payroll and other taxes
•	Office rent and occupancy costs
•	Office equipment and rentals
•	Office supplies
•	Office utilities
•	Data processing
•	Office maintenance and repairs
•	Employee parking
•	Telephone and communications
•	Postage and delivery expense
•	Business meals
•	Professional dues and subscriptions
•	Training expenses
•	Outsourced accounting services
•	Computer and software support
•	General land services
•	Information technology services including the provision of computer networks and databases, technology systems, and phone networks and plans
•	Regulatory and governmental consulting or lobbying services
•	Engineering, operations or other technical consulting or counseling services
•	Approvals, authorizations, licenses or permits required in connection with ownership of the Company’s assets or operation of the Business
•	Independent geological, geophysical and engineering services

In addition to the ordinary Costs and Expenses above, from time to time there could be additional costs and expenses listed below which Company and Administrator will have to expressly agree in writing the approval thereof. Those expenses are including, but not limited to:

•	Banking and industry relationships
•	Audit expense
•	Tax related services
•	Investor reporting expense
•	Legal services (other than legal services for prosecuting or defending claims regarding breach of this Agreement or in formation of the Administrator)
•	Acquisition and due diligence costs - engineering, title, general land services associated with acquisitions, third-party consultants, environmental, broker fees, travel, meals and lodging directly related to acquisitions for the Company

A-1

•	Divestiture costs - engineering, title, third-party consultants, financial advisors, environmental, broker fees, travel, meals and lodging directly related to the Company’s assets
•	Formation and offering costs of the Company
•

Travel costs associated with meetings for the Company or meeting with any investors or prospective investors in the Company (including the cost and/or out-of-pocket expenses of chartering private aircraft owned by third parties or parties related to Administrator)

•	Bank services, including any amendment, restatement or replacement thereof and any waiver thereunder
•	Insurance
•	Franchise or state taxes
•	Third Party marketing fees
•	Risk management expenses
•	Board meeting expenses
•	Director fees and expenses

A-2